UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2012

CONOLOG CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-08174	22-1847286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Columbia Road, Somerville, New Jersey08876
(Address of principal executive offices)

(908) 722-8081

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of the Secretary

Effective November 13, 2012, Mr. Marc R. Benou (“Mr. Benou”) resigned from his position as the Secretary of Conolog Corporation (the “Company”). Mr. Benou shall remain with the Company in the capacity of President, Chief Operating Officer and Director. Mr. Benou’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Vice President and Secretary

Effective November 13, 2012, the Board approved, by unanimous written consent, the appointment of Mr. Michael Horn as the Company’s Vice President and Secretary. Mr. Horn has been a director of the Company since August 2011.

Below is a description of Mr. Horn’s relevant business experience:

Michael Horn, age 58

Michael Horn, age 58, has over 30 years of experience in Information Technology senior management. Mr. Horn has served as a director of Conolog Corporation from August 2011 through the present. Mr. Horn has also served as the Managing and Operating Partner of VAR Direction LLC, Inc., a management and financial consulting firm, from 2002 through the present. Mr. Horn served as Chief Executive Officer of AccountMate Software, Division of Softline, N.A., a publisher of accounting software, from 2001 to 2002. From 1980 through 2001, Mr. Horn was the Chief Executive Officer of MIBAR Computer Services, a value added reseller and developer of software. Mr. Horn is not currently the director of any other company.

Family Relationships

There is no family relationship between Mr. Horn and any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Letter of Resignation from Marc R. Benou, dated November 13, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOLOG CORPORATION

Date: November 13, 2012	By:	/s/ Marc Benou
Name: Marc Benou
Title: President